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                                                                  Exhibit 10.46

Loan Agreement by and between
Metropolitan Bank and Trust Company
and PSMT Phillipines, Inc.

                                TABLE OF CONTENTS


            Section              Title
              1                 DEFINITIONS

              2                 THE LOAN

              3                 FUNDING AND YIELD PROTECTION

              4                 COLLATERALS

              5                 REPRESENTATIONS AND WARRANTIES

              6                 COVENANTS

              7                 CONDITIONS OF BORROWING

              8                 DEFAULT

              9                 GENERAL PROVISIONS


                                SIGNATURES


                                ACKNOWLEDGMENT


                                EXHIBIT "A" - PROMISSORY NOTE


                                EXHIBIT "B" - FORM OF NOTICE OF BORROWING


                                EXHIBIT "C" - BORROWING CERTIFICATE

                                EXHIBIT  "D" - FORM OF OPINION OF COUNSEL TO THE
                                BORROWER


Each execution copy of this Loan Agreement is signed in full by the signatories and the witnesses on the signature page and initialed on the other pages.

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                                      2


                                 LOAN AGREEMENT


KNOW ALL MEN BY THESE PRESENTS:


     This Loan Agreement made and executed by and between:

      METROPOLITAN BANK AND TRUST COMPANY, a Philippine corporation with head office at Metrobank Plaza, Sen Gil J. Puyat Avenue, Makati, City, and hereinafter referred to as the "BANK";

                                      -and-

      PSMT PHILIPPINES, INC., a Philippine corporation with head office at 32nd Street, 5th Avenue Fort Bonifacio Global City, Taguig, Metro Manila and hereinafter referred to as the "BORROWER".


                                WITNESSETH: That,

     WHEREAS, the BORROWER has applied with the BANK for a five-year (5) year loan in the principal amount of PESOS: TWO HUNDRED FIFTY MILLION
(PhP250,000,000.00), Philippine currency;

     WHEREAS, the BANK is willing to provide such loan to the BORROWER upon the terms and conditions herein set forth which the BORROWER accepts;

     NOW, THEREFORE, for and in consideration of the foregoing premises, which premises shall be an integral part of this Agreement, and of the mutual covenants and agreements hereinafter stated, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS


1.01. DEFINED TERMS

     As used herein, the following terms shall have the following meanings:

(a) "AFFILIATE(S)" shall mean any corporation or firm at least twenty percent (20%), but not more than Fifty percent (50%), of the outstanding voting stock of which is directly or indirectly owned, controlled or held by the BORROWER and the evaluation of which is a consideration for the granting of the LOAN.

(b) "AGREEMENT" shall mean this Loan Agreement and any amendment or supplement hereto.

(c) "ALTERNATIVE REFERENCE RATE" shall mean the simple average of the REFERENCE RATE and the PHIBOR.

(d) "BORROWING" shall mean one or more drawdowns of the COMMITMENT pursuant to
    Section 2.01.

(e) "BUSINESS DAY" shall mean a day on which the principal offices of the BANK in Makati City and the BORROWER in __________________ are not required or authorized by law to close for business.

(f) "COMMITMENT" shall mean the aggregate principal amount of PESOS: TWO HUNDRED FIFTY MILLION (PhP250,000,000.00), Philippine currency, which

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    the BANK has agreed to lend to the BORROWER or, as the context may require, the obligation of the BANK to lend such amount in accordance with the terms of this AGREEMENT.

(g) "COMMITMENT PERIOD" shall mean the period from the date hereof to and including the earliest of (i) six (6) months from the date of execution of this AGREEMENT, (ii) the date the COMMITMENT is fully availed of by the BORROWER, or (iii) the date the COMMITMENT terminates in accordance with the terms of this AGREEMENT.

(h) "CURRENT INTEREST RATE" shall mean the REFERENCE RATE plus the SPREAD or the ALTERNATIVE REFERENCE RATE plus the SPREAD, whichever is applicable.

(i) "EVENT OF DEFAULT" shall mean any of the events specified in Section 8.01.

(j) "INTEREST PAYMENT DATE" shall mean the last day of an INTEREST PERIOD.

(k) "INTEREST PERIOD" shall mean the period commencing on the date of initial BORROWING and having a duration of three (3) months and each period thereafter commencing upon the expiry of the immediately preceding INTEREST PERIOD and having a duration of three (3) months provided, that the first INTEREST PERIOD with respect to a BORROWING subsequent to the initial BORROWING shall commence on the date of such subsequent BORROWING and shall end on the last day of the current INTEREST PERIOD to synchronize all subsequent INTEREST PERIODS.

(l) "INTEREST RATE SETTING DATE" shall mean the BUSINESS DAY on the date of BORROWING and each quarterly date occurring after such BUSINESS DAY but coinciding with the INTEREST PAYMENT DATE.

(m) "LOAN" shall mean the aggregate principal amount of PESOS: TWO HUNDRED FIFTY MILLION (PhP250,000,000.00), granted by the BANK to the BORROWER hereunder or, as the context may require, the amount thereof then outstanding.

(n) "NOTE(S)" shall mean the promissory note to be issued by the BORROWER pursuant to Section 2.03 and more specifically described in Exhibit "A" of this Agreement, or any promissory note thereafter delivered by the BORROWER at the request of the BANK in extension, renewal or substitution therefor and evidencing all or part of the LOAN.

(o) "NOTICE OF BORROWING" shall mean a notice substantially in the form of Exhibit "B", duly completed and executed by the BORROWER and delivered to the BANK in accordance with Section 2.03.

(p) "PARENT CORPORATION" shall mean a corporation or firm which owns, controls or holds, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock of the BORROWER.

(q) "PESOS" and the sign "PhP" shall mean the legal currency of the Republic of the Philippines.

(r) "PHIBOR" shall mean the three (3)-month PHILIPPINE INTERBANK OFFERED RATE ("PHIBOR"), determined at approximately 11:00 a.m. in the Reuters PHIBOR page on an INTEREST RATE SETTING DATE.

(s) "PURPOSE" shall mean the purpose stated in Section 2.02.

(t) "REFERENCE RATE" shall mean the ninety-one (91)- day TREASURY BILL RATE (weighted average interest rate) as reported by the Bangko Sentral ng

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                                      4


    Pilipinas and published within the seven (7)- day period prior to an INTEREST RATE SETTING DATE.

(u) "REPAYMENT DATE" shall mean each of the dates occurring on the 8th, 9th, 10th, 11th, 12th, 13th, 14th, 15th, 16th, 17th, 18th, 19th, and 20th
    quarters after the date of the initial BORROWING, provided that each such date shall be adjusted to coincide with the INTEREST PAYMENT DATE occurring in the same calendar month.

(v) "SPREAD" shall mean three percent (3%) above the applicable CURRENT INTEREST RATE.

(w) "SUBSIDIARY(IES)" shall mean any corporation or firm more than Fifty percent (50%) of the outstanding voting stock of which is directly or indirectly owned, controlled or held by the BORROWER.

(x) "SUBSTITUTE INTEREST RATE" shall mean the prevailing lending interest rate of the BANK.

(y) "TAXES" shall mean present or future taxes, duties, levies, or other charges (excluding taxes imposed on the overall income of the BANK) imposed by the Republic of the Philippines or any political subdivision or taxing authority thereof. It shall include but is not limited to the gross receipts tax, value added tax ("VAT"), withholding tax, documentary stamp tax, and any other taxes, interests, surcharges, assessments, and/or fees, which shall or have been paid with respect to this AGREEMENT, the NOTE(S), and/or any other document/transaction related/ incidental thereto.

(z) "TREASURY BILL RATE" shall mean the weighted average interest rate determined on the basis of the winning bids submitted to and accepted by the Bangko Sentral ng Pilipinas or its successor, for the sale of the Peso-denominated Treasury Bills.

1.02 INTERPRETATION

    The headings in this AGREEMENT are inserted for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof. Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa, and words denoting persons shall include individuals, corporations, partnerships, joint ventures, trusts, unincorporated organizations and any political subdivision, agency or instrumentality. Unless otherwise provided herein, all terms of accounting used herein shall be construed in accordance with generally-accepted accounting principles in effect in the Republic of the Philippines on the date applied. References to Sections and Exhibits are to be construed as references to the Sections of and Exhibits to this AGREEMENT.


                             SECTION 2. THE LOAN

2.01  COMMITMENT

(a) The BANK agrees, upon the terms and subject to the conditions hereinafter set forth, to allow drawdowns on its COMMITMENT to the BORROWER on any BUSINESS DAY during the COMMITMENT PERIOD.

(b) The BORROWER shall pay the BANK a commitment fee at the rate of one-half percent (0.50%) per annum based on the undrawn portion of the COMMITMENT from date hereof up to the date the COMMITMENT is fully availed of or terminates.

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2.02 PURPOSE

    The BORROWER shall use the LOAN to partially finance the construction and operation of membership warehouse store(s) in Metro Manila.

2.03 NOTICE OF BORROWING

(a) The BORROWER shall deliver the NOTICE OF BORROWING substantially in the form of Exhibit "B" to the BANK at least two (2) BUSINESS DAYS prior to the date of any proposed BORROWING. Such NOTICE OF BORROWING, once delivered, shall be irrevocable and shall commit the BORROWER to borrow the amount stated therein on the proposed date of BORROWING.

(b) On the proposed date specified in the NOTICE OF BORROWING, and subject to the fulfillment of all conditions precedent set forth in Section 7, the BANK shall make the amount stated in the notice available to the BORROWER at the office of the BANK.

2.04 NOTE

    The LOAN shall be evidenced by the NOTE(S) of the BORROWER. The provisions of the NOTE(S) once executed shall be complemented by the terms and conditions of this AGREEMENT, provided, however, that in case of conflict between the NOTE(S) and this AGREEMENT, this AGREEMENT shall prevail.

2.05 REPAYMENT

    The BORROWER shall repay the LOAN in thirteen (13) equal or nearly equal quarterly installments with the last installment in an amount sufficient to fully pay the LOAN. Each such installment shall be made on a REPAYMENT DATE.

2.06  PREPAYMENT

(a) The BORROWER may, at its option, prepay the LOAN in part or in full, together with accrued interest thereon, without premium or penalty, at any time during the term hereof, subject to the following conditions: (i) the BORROWER shall give the BANK written notice not less than thirty (30) days prior to such proposed prepayment, which notice shall be irrevocable and binding once received by the BANK; (ii) each partial prepayment shall be applied against the repayment installments of the LOAN in the inverse order of their maturities'; (iii) any partial payment shall be in an amount not less than Pesos: Twenty-Five Million (Php 25,000,000.00) and in excess thereof, in multiples, of Pesos: Five Million (Php 5,000,000.00).


(b) All TAXES, surcharges, interests, and other assessments payable to the Bureau of Internal Revenue due to the prepayment shall be for the account of the BORROWER.

(c) In case the BORROWER is unable, for reasons beyond its control, to perform any of its obligations hereunder, the BORROWER shall immediately inform the BANK in writing and shall prepay the LOAN in full, without premium or penalty, but with interest accrued thereon to the date of prepayment, within thirty (30) days from the occurrence of the event which would render the performance by the BORROWER hereunder unlawful.

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2.07 INTEREST AND PENALTY

(a) The BORROWER shall pay interest on the LOAN outstanding from time to time on each INTEREST PAYMENT DATE for the INTEREST PERIOD then ending at the rate equal to the REFERENCE RATE plus the SPREAD. If any INTEREST PAYMENT DATE would fall on any day which is not a BUSINESS DAY, the interest shall be payable on the next succeeding BUSINESS DAY and the interest shall be adjusted accordingly.

(b) If the BORROWER fails to make payment when due of any sum hereunder (whether at the stated maturity, by acceleration or otherwise), the BORROWER shall pay penalty on such past due and unpaid amount/s at the rate of eighteen percent (18%) per annum, in addition to the interest rate provided in Sec.
    2.07 (a) above, from due date until the date of payment in full (both before as well as after judgment). The penalty under this Section 2.07 (b) shall be payable from time to time and upon demand by the BANK.

(c) All payments for interest(s), and penalties pursuant to Sections 2.06, and
    2.07 shall be computed on the basis of a three hundred sixty (360)-day year and on the actual number of days elapsed.

2.08 ALTERNATIVE REFERENCE RATE

    In the event that during the seven (7) - day period prior to an INTEREST RATE SETTING DATE, the REFERENCE RATE cannot be determined for any reason or the difference between the REFERENCE RATE and the PHIBOR be equal or greater than 200 basis points, then the applicable interest rate for the INTEREST PERIOD shall be based on the ALTERNATIVE REFERENCE RATE plus the SPREAD.

2.09  SUBSTITUTE INTEREST RATE

    In the event the REFERENCE RATE or the ALTERNATIVE REFERENCE RATE, as the case may be, is not available for the INTEREST PERIOD in question or, together with the SPREAD, does not or will not accurately reflect the cost to the BANK of making or maintaining the LOAN during such INTEREST PERIOD or is no longer indicative of competitive interest rates for similar periods of borrowings (which determination shall be conclusive and binding upon the BORROWER), then the applicable interest rate shall be the "SUBSTITUTE INTEREST RATE". Such SUBSTITUTE INTEREST RATE shall be retroactive to and shall take effect from the beginning of the affected INTEREST PERIOD and shall be deemed as the interest rate for such INTEREST PERIOD.


2.10  PAYMENTS

(a) All payments to be made by the BORROWER hereunder or under the NOTE(S) shall be made in PESOS and in immediately available and freely transferable funds at the principal office of the BANK or such place or account as the BANK may designate, not later than 11:00 A.M. of the due date.

(b) Any payment made to the BANK hereunder shall be applied first against costs, expenses, fees and indemnities due hereunder; then against penalties and default interest, if any; then against interest due on the LOAN; then against the principal amount of the LOAN then due and payable.

(c) The books of the BANK shall be deemed final and conclusive evidence concerning the outstanding LOAN of the BORROWER, absent manifest error.

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                      SECTION 3. FUNDING AND YIELD PROTECTION

3.01 TAXES, DUTIES, FEES AND CHARGES

(a) All payments due to the BANK hereunder or under the NOTE(S), whether of principal, interest, penalties or otherwise, shall be made without set-off or counterclaim and without any deduction or withholding on account of any and all TAXES, all of which shall be for the account of the BORROWER and paid by it when due. The BORROWER agrees to indemnify and reimburse the BANK on demand for any TAXES paid in respect of this AGREEMENT and the NOTE(S) or any payment received by the BANK hereunder or thereunder. In the event that the BORROWER is prohibited by law from making payments hereunder free of deductions or withholdings, then the BORROWER shall pay such additional amount as will result in the receipt by the BANK, after such deduction or withholding, of the amount that would have been received if such deduction or withholding had not been required. The BORROWER shall forward to the BANK certified copies of official receipts or other evidences acceptable to the BANK establishing the rate and payment of the TAXES within ten (10) days from such payment.

(b) In the event the BANK shall be required to pay TAXES on or with regard to the execution, formalization or perfection of any documentation contemplated hereunder or delivered pursuant hereto, then the BORROWER shall, upon demand, reimburse the BANK for such TAXES paid.

(c) The BORROWER's obligation hereunder shall survive the repayment of the LOAN to the extent that the obligations hereunder have not been fully discharged by the BORROWER to the prejudice of the BANK.

3.02  CHANGE IN CIRCUMSTANCES

    In the event that there shall hereafter occur any change in applicable law, rule, regulation or in the interpretation or administration thereof, which shall increase the cost of maintaining any reserves or special deposits against the COMMITMENT or the LOAN and any other cost of complying with any law, regulation or condition with respect to the COMMITMENT or the LOAN, and the result of the foregoing is to increase the costs to the BANK of making or maintaining the LOAN or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the BANK hereunder, then the BORROWER shall pay or reimburse to the BANK such amounts as will compensate it for such additional cost or reduction of payment. If the BORROWER shall be required to pay or reimburse the BANK under this
    Section 3.02, then the BORROWER shall be free at any time within thirty (30) days after such payment or reimbursement is demanded by the BANK to prepay the LOAN in full without premium or penalty, together with accrued interest thereon to the date of prepayment, subject to giving the BANK not less than five (5) BUSINESS DAYS written notice thereof.


                             SECTION 4. COLLATERALS


4.01 COLLATERALS

    To secure the payment of the LOAN and to assure the prompt and faithful performance by the BORROWER of all its obligations in this AGREEMENT and the NOTE(S), the BORROWER shall, at its expense, execute and deliver or cause to be executed and delivered, to the BANK, for its benefit, security and protection and in form and substance acceptable to it the following:

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    a)  Real Estate Mortgage on the building(s) and improvements constructed or to be constructed on 32nd Street, 5th Avenue, Fort Bonifacio, Global
        City.

    b) Chattel Mortgage on the machinery, furniture, fixtures and equipment found in the real estate mentioned above;

    c)  Corporate Guaranty of PriceSmart Inc. and E-Class Corporation;

    d) Assignment of the leasehold rights subject of the Contract of Lease dated ________ executed by the BORROWER and Fort Bonifacio Development Corporation.

    e)  Deed of Assignment over continuing inventories.

4.02 MAINTENANCE OF COLLATERAL

   Ordinary wear and tear excluded, in the event of loss, destruction, impairment or diminution in value of the properties mortgaged/encumbered and/or pledged to the BANK at any time, while any part of the LOAN or any other obligation payable under this AGREEMENT remains unpaid, or that it is determined by the BANK that there is danger of loss, destruction, impairment or diminution in value, or that the mortgaged or encumbered properties are or have become insufficient or inadequate as security for the LOAN, the BORROWER, upon written demand by the BANK, agrees to give and deliver immediately to the BANK such other security(ies) as may be satisfactory to the BANK.


                        SECTION 5. REPRESENTATIONS AND WARRANTIES


5.01 REPRESENTATIONS AND WARRANTIES

   The BORROWER represents and warrants to the BANK as follows:

(a) The BORROWER is a corporation duly organized and validly existing under the laws of the Philippines, or is an entity qualified or registered to do business in every jurisdiction where such registration is necessary and has all the requisite power, authority and legal right to own its properties and assets and to carry on its business as now being conducted.

(b) The BORROWER has full power, authority and legal right to execute and deliver this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder, to perform its obligations hereunder, and has taken all necessary corporate and legal action to authorize the foregoing.

(c) This AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder will constitute the legal, valid and binding obligations of the BORROWER, enforceable in accordance with the terms hereof and thereof, and none of the provisions thereof, or any of the procedures contemplated by any of the provisions thereof, is in contravention of, or is illegal, void, voidable, prohibited or unenforceable under the laws of the Republic of the Philippines.

(d) The execution, delivery and performance of this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder do not and will not violate in any respect any provision of, or result in the breach of, or constitute a default under (i) any law, rule, regulation, order, writ, decree, determination or award of any governmental authority, agency or court presently in effect having application to the BORROWER, (ii) the Articles of

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                                      9


    Incorporation, By-Laws or other corporate rules of the BORROWER, or (iii) any agreement or other undertaking or instrument to which the BORROWER is a party or which purports to be binding upon it or its assigns.

(e) Except as disclosed in writing by the BORROWER, no default or EVENT OF DEFAULT has occurred or is continuing with respect to the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES . The BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES is/are not in default in the payment or performance of any of its/their obligations or any of the covenants or conditions to be performed pursuant to the terms of any agreement, undertaking or instrument to which it/they is/are a party or by which it/they may be bound.

(f) All necessary consents, approvals and authorizations required in connection with the execution, delivery and performance by the BORROWER of this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder or for the validity or enforceability hereof, have been obtained and are in full force and effect and true copies thereof delivered to the BANK prior to the relevant date of disbursement of the LOAN.

(g) Except as disclosed in writing by the BORROWER, there are no legal actions, suits or proceedings pending or, to the knowledge of the BORROWER, threatened (i) with respect to any of the transactions contemplated by this AGREEMENT, or (ii) against or affecting the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES and/or any of its/their properties or assets which, in the opinion of the BANK, could have a material adverse effect on the operation or financial condition of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES or impair the ability of the BORROWER to perform its obligations hereunder.

(h) The audited financial statements of the BORROWER for the immediately preceding fiscal year, which have been furnished to the BANK, are correct and complete and fairly represent the financial condition of the BORROWER on the respective dates thereof and the results of operations and changes in the financial position for the respective periods then ended in accordance with generally-accepted accounting principles and practices in the Philippines. Except as has been previously disclosed to the BANK, since the latest date of such Financial Statements, there has been no material adverse change in the business, properties, assets or condition, financial or otherwise, of the BORROWER.

(i) The BORROWER has good and marketable title to all its properties and assets as reflected in the most recent Financial Statements referred to in Section
    5.01 (h), except as disclosed by the BORROWER in writing to the BANK, and except for such properties and assets as have been disposed of in the ordinary course of business. All such properties and assets are (i) free and clear of mortgages, liens, charges or other encumbrances except as noted in such Financial Statements or advised in writing to the BANK, and (ii) insured and insurance against operational risks and liabilities is in force, with coverage and amounts as is customary for businesses of like nature.


                             SECTION 6. COVENANTS


6.01 AFFIRMATIVE COVENANTS

   The BORROWER covenants and agrees, unless the BANK shall otherwise consent in writing, that, so long as this AGREEMENT is in effect, and until payment in full and performance of all other obligations hereunder, the BORROWER shall act and shall perform the following:

(a) Limit the application of the LOAN to the PURPOSE.

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(b) Pay or discharge the TAXES imposed upon or assessed against it or upon its incomes or profits or upon any properties belonging to it (including, without limitation the TAXES in connection with the execution, delivery and/or performance of this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder) such payment to be made prior to the date on which penalties attach to the TAXES and also pay and discharge when due all claims assessed which, if unpaid, would become a lien or charge upon the BORROWER's properties, provided that the BORROWER shall not be required to pay the TAXES which is/are being contested in good faith and by proper proceedings diligently conducted.

(c) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all its rights, licenses, franchises, permits, concessions, and privileges and to comply with or cause to be complied with, all laws, statutes, rules, regulations, orders and directives of any governmental authority having jurisdiction over the BORROWER or its business.

(d) Keep proper and adequate books and records and accounting in accordance with generally accepted accounting principles and practices, consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction in the premises and permit representatives of the BANK, with prior written notice and at any reasonable time, to inspect the BORROWER's properties and to examine the BORROWER's book of accounts or records and make copies thereof.

(e) Furnish the BANK, as soon as possible, and in any event within ninety (90) days after the end of every semester of each year, copies of the interim financial statements for such semester certified by its chief accountant.

(f) Furnish the BANK, as soon as possible, but in any event within one hundred fifty (150) days after the end of each fiscal year (inclusive of year-end), its audited financial statements for such period, certified by independent public accountants acceptable to the BANK.

(g) Maintain at all times a Current Ratio of at least 1.1 : 1.0 .

    For purposes hereof, "Current Assets" and "Current Liabilities" (including taxes and proper accruals) of the BORROWER shall be determined in accordance with generally accepted accounting principles and practices in the Philippines.

(h) Maintain a debt-to-equity ratio not greater than 1.6 : 1.0 .

    For purposes hereof the term "Total Debt" shall mean all obligations of the BORROWER which, in accordance with generally accepted accounting principles and practices in the Philippines, are required to be included as liabilities of the BORROWER in its balance sheet, including accrued income taxes and other proper accruals, and the term "Equity" shall mean the equity interest of the owners of the capital stock of the BORROWER, computed in accordance with generally accepted accounting principles in the Philippines.

(i) Maintain its properties and assets in good repair, working order, and condition and from time to time make all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

(j) Secure and maintain adequate insurance coverage for all the mortgaged buildings, furniture, fixtures, machineries and equipment from a reputable insurance company(ies) acceptable to the BANK with such coverage and in such manner and amounts as are customary for businesses of like nature, and maintain such other insurance as may be required by law and regulations. The BORROWER shall submit to the BANK, within ten (10)


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                                      11

    days from the date of payment, the original copy(ies) of the official receipt(s) evidencing payment of premiums.

(k) Promptly give written notice to the BANK of : (i) any litigation materially and adversely affecting the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES; (ii) any labor controversy resulting in or threatening to result in a strike against it, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES and which would materially and adversely affect the BORROWER and/or the BORROWER's operation or financial condition;
    (iii) any dispute which may exist between the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES and any governmental regulatory body or law enforcement authority which may materially and adversely affect its/their operation(s) and/or financial condition(s); (iv) any proposal by any governmental authority to acquire the properties, assets or business of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES which may materially and adversely affect any of its/their operations and/or financial conditions; (v) any EVENT OF DEFAULT, or any event which, upon a lapse of time or giving of notice or both, would become an EVENT OF DEFAULT, specifying the details and the steps which the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES is/are taking or will take for the purpose of curing or preventing the occurrence of such an EVENT OF DEFAULT; and (vi) any other matter which has resulted or might result in a material adverse change in the operation(s) and/or financial condition(s) of the BORROWERs, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES.

(l) Promptly give written notice to the BANK of any change in the composition of the BORROWER's Board of Directors, in so far as it arises out of a change in the ownership of the BORROWER.

(m) Every sixty (60) days from the execution of this AGREEMENT, submit to the BANK a list of continuing inventories subject of the Deed of Assignment stated in Section 4.01 (e) of this AGREEMENT, which list shall be certified by an authorized officer of the BORROWER.

(n) Every year for the first two (2) years of this AGREEMENT, submit to the BANK an updated appraisal report conducted by an appraisal company acceptable to the BANK, over the Collaterals stated in Sections 4.01 (a) and (b) of this AGREEMENT. Every year, thereafter, the BORROWER shall allow the BANK to conduct an appraisal over the Collaterals stated above, which cost shall be for the account of the BORROWER.

(o) Promptly execute and deliver such additional reports, documents and other information respecting the business, properties, assets or condition, financial or otherwise, of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES as the BANK may reasonably require from time to time to perfect and confirm to the BANK all its rights, powers and remedies hereunder.

(p )Give the BANK prior written notice of any change in its address and the addresses of its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES, at least five (5) days prior to such change.

6.02 NEGATIVE COVENANTS

    From and after the date of signing of this AGREEMENT and for as long as the LOAN is outstanding, the BORROWER, without the prior written consent of the BANK, (which consent shall not be unreasonably withheld) shall not:

(a) Change the nature of its business as presently conducted, or liquidate or dissolve, or suspend its operation.

(b) Enter into any consolidation or merger, except when in such consolidation or merger, the BORROWER is the surviving entity.

(c) Permit any material change in the ownership or control of its capital stock.

(d) Sell, lease or dispose of its business, properties or assets except in the ordinary course of business.

(e) Enter into a management contract or any contract or arrangement whereby its business or operations are managed by any other person and/or enter into any profit sharing, joint venture or royalty agreements or other similar arrangements whereby its incomes or profits are, or might be, shared with any other person, firm or corporation and which will, in either case, materially and adversely affect the BORROWER'S ability to perform its obligations hereunder, in any way.

(f) Declare or pay dividends to its stockholders (other than dividends payable solely in shares of its capital stock) if payment of any sum due the BANK hereunder is delayed.

(g) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding (other than as a result of the conversion of any shares of capital stock into shares of any other class of capital stock) or return any capital to its stockholders as such (other than distribution payable in shares of its capital stock) or decrease or reduce its authorized capital stock.

(h) Declare or pay management bonuses or profit sharing over and above existing employee benefits, if payment of any sum due the BANK hereunder is delayed, unless such benefits are required to be paid pursuant to individual or collective employee contracts or agreements already in existence prior to the execution of this AGREEMENT.

(i) Purchase or repurchase (or agree, contingently or otherwise, to do so) the indebtedness of, or assume, guarantee, endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stocks or dividends of any person, except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
    (ii) contingent liabilities shown on its latest audited financial statements and in existence as of the date hereof; (iii) contingent liabilities incurred in connection with the opening of documentary letters of credit in the ordinary course of business; and (iv) purchases of money market instruments and short-term investments in the ordinary course of business;

(j) Permit any indebtedness to be secured by or to benefit from any lien, pledge, mortgage or encumbrance unless the benefit of such lien, pledge, mortgage or encumbrance is at the same time extended equally and ratably to secure the payment of the principal, interest and other sums payable hereunder provided that the foregoing restriction shall not apply to (i) liens, pledges, mortgages or encumbrances in existence on the date hereof, and (ii) liens, pledges, mortgages or encumbrances upon and arising at substantially the time of acquisition of the property of the BORROWER to secure indebtedness incurred to finance the acquisition of such property.

(k) Grant loans or advances to any of its directors, officers, and/or stockholders which in the aggregate will not materially and adversely affect the BORROWER'S ability to perform its obligations in this AGREEMENT.

(l) Make any prepayment (whether voluntarily or involuntarily) or repurchase any long-term indebtedness (other than the LOAN) or make any repayment of any such indebtedness pursuant to any provision of any agreement or note which provides directly or indirectly for acceleration of repayment in time or amount, unless (i) it shall contemporaneously make a proportionate prepayment or repayment of the LOAN, or (ii) the BORROWER shall certify that; (1) such prepayment is necessary as the terms and conditions of the indebtedness to be prepaid is more onerous than the terms and conditions of the LOAN; (2) there is no intent to favor one creditor over another; (3) such prepayment is not a full prepayment of the indebtedness, and (4) the prepayment will not materially and adversely affect the financial condition of the BORROWER to comply with the terms and conditions of the LOAN.

(m) Create, incur, obtain, assume, or suffer to exist any debt or avail of additional loan(s) with final maturity exceeding one year.

(n) Make advances to or investments in its PARENT CORPORATION or any of its SUBSIDIARIES or AFFILIATES.


                       SECTION 7. CONDITIONS OF BORROWING

    The obligation of the BANK to advance its COMMITMENT on the date of BORROWING is subject to the following terms and conditions:

7.01 The BORROWER shall be in compliance with all terms and provisions set forth herein on its part to be observed or performed, and no EVENT OF DEFAULT or any event which, with due notice or lapse of time or both, would become an EVENT OF DEFAULT shall have occurred and be continuing;

7.02 The representations and warranties contained in Section 5 shall be true and correct on the date of BORROWING as if made on and as of such date; and

7.03 The BANK shall have received (i) the NOTE(S) duly executed by the BORROWER, (ii) a BORROWING CERTIFICATE duly executed by the BORROWER substantially in the form of Exhibit "C" , and (iii) an opinion of counsel to the BORROWER substantially in the form of Exhibit "D".

7.04 The BANK shall have received the collaterals referred to in Section 4.01.

                              SECTION 8. DEFAULT

8.01 EVENTS OF DEFAULT

   Each of the following events constitutes an EVENT OF DEFAULT hereunder:

(a) The failure by the BORROWER to pay any installment of principal of the LOAN when due, or any interest thereon, or any penalty, fee or charge, or any other amount payable hereunder, as and when the same become due.

(b) Any representation or warranty made by the BORROWER herein or otherwise in connection herewith shall prove to have been incorrect or misleading as of the time it was made or deemed to have been made.

(c) The BORROWER fails to perform any other term, obligation or covenant contained in this AGREEMENT, or the NOTE(S), or the other relevant documents delivered hereunder, and such failure, if remediable, shall continue to be unremedied during the applicable grace period or, in the absence of such grace period, within thirty (30) days after written notice thereof shall have been given by the BANK.

(d) The BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES shall admit in writing its/their inability to pay its/their debts generally as they become due, shall commit an act of bankruptcy or insolvency, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law or laws for the relief of, or in relation to, debtors.

(e) An involuntary petition shall be filed under any bankruptcy statute against the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES, or a receiver or trustee shall be appointed to take possession of the properties or assets of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty (30) days from the said filing or appointment.

(f) Any act, deed or judicial or administrative proceedings, in the nature of an expropriation, confiscation, nationalization, intervention, acquisition, seizure, or condemnation of or with respect to the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES, its/their businesses and operations, properties or assets or any substantial portion thereof shall be undertaken or instituted by any governmental authority, or any agency or instrumentality purporting to exercise governmental authority, present or future, of the Republic of the Philippines, and such act, deed or proceeding shall continue undismissed or unstayed for a period of more than thirty (30) days from the time of the commencement of such act, deed, or judicial or administrative proceedings.

(g) Any authorization, consent, license, permit, validation, or approval of or exemption by any of the authorities required to authorize, or required in connection with, the execution, delivery and performance of this AGREEMENT, the NOTE(S) and the other relevant documents delivered hereunder or any certificates, instruments or agreements required in connection therewith or herewith, or the LOAN, or the taking of any action hereby or thereby contemplated shall not be in full force and effect, or shall be withdrawn or modified to an extent which may materially and adversely affect the paying capacity of the BORROWER, as may be determined by the BANK.

(h) Any judgment, attachment, execution or garnishment is entered against the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES or the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES shall be involved in any litigation the contingent or accrued liability of which would materially and adversely affect its/their operations, financial conditions, or the BORROWER'S ability to perform its obligations under this AGREEMENT, unless such judgment, attachment, execution, garnishment or litigation is paid, discharged, fully bonded or vacated within thirty (30) days from date thereof.

(i) Any violation of any term or condition of any contract executed by the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES with any bank or financial institution, other persons, corporations or entities for the payment of borrowed money or the deferred purchase price of property which constitutes an event of default or, in general, any violation of any contract, law or regulation which results in the acceleration or declaration of the whole obligation to be due and payable prior to the stated date of maturity and which violation will, in the opinion of the BANK, adversely and materially affect the performance of the BORROWER under this AGREEMENT.

(j) Any event or condition (including, without limitation, any material adverse change in the economic or financial condition of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES), shall occur which gives the BANK, after consultation with the BORROWER, reasonable grounds to believe that the BORROWER may not, or will not, be able to perform or observe in the normal course its obligations under this AGREEMENT and such event or condition remains unremedied for thirty (30) days after written notice thereof shall have been given by the BANK.

8.02 CONSEQUENCE OF DEFAULT

    If an EVENT OF DEFAULT shall have occurred, then any time thereafter, if any such event shall then be continuing, the BANK may, by written notice to the BORROWER (i) declare the COMMITMENT to be terminated, whereupon the obligation of the BANK to make or maintain the LOAN hereunder shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the LOAN then outstanding, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the BORROWER.

    In addition, the BORROWER shall indemnify and hold harmless the BANK against any loss or expense which the BANK may sustain or incur as a consequence of the occurrence of any default or EVENT OF DEFAULT, including but not limited to, such amount as the BANK may certify, such certification being necessary to compensate the BANK for (i) any loss of interest incurred on account of such default from the date of such default until the same is paid, and (ii) any interest or fees paid or payable on account of any funds borrowed in order to cover the amount of the unpaid LOAN.

                          SECTION 9. GENERAL PROVISIONS

9.01 EXPENSES AND TAXES

    The BORROWER agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, execution and delivery of this AGREEMENT and any other document or instrument required to be executed in relation hereto, as well as reasonable costs and expenses, if any, and any and all TAXES, in connection with the registration, notation, amendment and enforcement hereof and the issue of any consents or waivers in connection herewith, and to save the BANK from any and all liabilities with respect to or resulting from any delay or omission to pay the fees, expenses and TAXES, if any, which may be payable or determined to be payable in connection with the execution, delivery and enforcement of this AGREEMENT and all other documents or instruments related thereto.

9.02 WAIVER, CUMULATIVE RIGHTS

    No failure or delay on the part of the BANK in exercising any right, power or remedy accruing to it upon any breach or default of the BORROWER under this AGREEMENT shall impair any such right, power or remedy nor shall it be construed as a waiver of any breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. Any waiver, permit, consent or approval of any kind or character on the part of the BANK of any breach of any provision or condition of this AGREEMENT, must be in writing and shall be effective only to the extent as specifically set forth in such writing. All remedies afforded the BANK under this AGREEMENT, by law or otherwise, shall be cumulative and not alternative. No notice to or demand on the BORROWER in any case, shall entitle it to any other or further notice or demand in similar or other circumstances.

9.03 VENUE FOR SUIT

    The BORROWER irrevocably consents that any legal action, suit or proceeding arising out of or relating to this AGREEMENT may be instituted, at the option of the BANK, in any competent court in Makati City. The foregoing, however, shall not limit or be construed to limit the right of the BANK to commence proceedings against the BORROWER in any other venue where assets of the BORROWER may be found.

9.04 GOVERNING LAW

    This AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

9.05 SEVERABILITY OF PROVISIONS

    If any one or more of the provisions contained in this AGREEMENT, or any document executed in connection herewith, shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

9.06 ASSIGNMENT

    This AGREEMENT shall be binding upon and shall be enforceable against the BORROWER and the BANK and their respective successors and assigns. The BORROWER shall not have the right to assign or transfer its rights or obligations hereunder except with the prior written consent of the BANK.

9.07 ENTIRE AGREEMENT: AMENDMENTS

    This AGREEMENT and the documents referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. Any amendment to this AGREEMENT shall be in writing, signed by or on behalf of the party to be bound or burdened thereby.

9.08 NOTICES

    All communications and notices provided for hereunder shall be in writing and shall be delivered addressed as follows:

    To the BORROWER    :    Mr. Manuel Dacayan
                            PSMT PHILIPPINES, INC.
                            32nd Street, 5th Avenue Fort Bonifacio Global City,
                            Taguig, Metro Manila

    To the BANK        :    THE SENIOR EXECUTIVE VICE PRESIDENT
                                  MARKETING GROUP
                            METROPOLITAN BANK & TRUST  COMPANY
                         Metrobank Plaza, Sen. Gil J. Puyat Avenue, Makati City

    Any party may change its address for purposes hereof by written notice to the other party.

9.09 LIEN/SET-OFF

    The BORROWER hereby gives the BANK a general lien upon, and/or right of set-off, and/or right to hold and/or apply to the obligations of the BORROWER all rights, titles and interests of the BORROWER in and to the balance of every deposit account, now or anytime hereafter existing, with the BANK, its agents or correspondents or any of its branches, subsidiaries or affiliates, or any other claims of the BORROWER against the BANK and in and to all money, negotiable instruments, commercial papers, notes, bonds, stocks, dividends, interests, credits, choses in action, claims, demands, or any interests therein, and in any other properties, rights and interests of the BORROWER or any evidence thereof, which have been or at any time shall be delivered to, or otherwise come into the possession, control or custody of the BANK or any of its agents or correspondents, or any of its branches, subsidiaries or affiliates for any purpose, whether or not accepted for the purpose or purposes for which they are delivered or intended. For this purpose, the BORROWER hereby appoints the BANK as irrevocable ATTORNEY-IN-FACT with full power of substitution/delegation, to sign and endorse any and all documents and perform any and all acts and things required or necessary in the premises.

9.10  APPLICATION OF PAYMENT

    The BORROWER waives its rights under Article 1252 of the Civil Code of the Philippines to designate the application of its payment and irrevocably authorizes the BANK to apply such payment to any of its existing obligations to the BANK, at the BANK'S discretion.

9.11 ATTORNEY'S FEES/COST OF COLLECTION

    The BORROWER shall pay to the BANK all expenses incidental to the enforcement or protection of the rights of the BANK hereunder upon the occurrence of any EVENT OF DEFAULT, inclusive of costs of collection and attorney's fees.


      IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective duly authorized signatories in ______________ on
____________________.



METROPOLITAN BANK & TRUST CO.              PSMT PHILIPPINES, INC.
By:                                        By:


      HELEN U. FARGAS                      BENJAMIN M. WOODS
      VICE-PRESIDENT                       VICE-PRESIDENT
                                           ASIA OPERATIONS



      HENRY M. SUN                         WILLIAM S. GO
      SENIOR EXECUTIVE VICE-PRESIDENT      CHAIRMAN



                           SIGNED IN THE PRESENCE OF:


      __________________________         ____________________________

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
Makati City                ) SS.



      BEFORE ME, personally appeared:


 Name                             CTC No.                 Date          Place of Issue
Helen U. Fargas                   02834426                3/02/01       Muntinlupa City
Henry M. Sun                      04566560                1/16/01       Caloocan City
Benjamin M. Woods
William S. Go

METROPOLITAN BANK AND
TRUST COMPANY                     00198661                1/12/01       Makati City

PSMT PHILIPPINES, INC.




known to me and to me known to be the same persons who executed the foregoing Loan Agreement and who acknowledged to me that the same is their free and voluntary act and deed and of the corporations they represent.


     WITNESS  MY  HAND  AND SEAL  on ______________ in Makati City.



Doc. No. _____;
Page No._____;
Book No.  ____;
Series of 2001.

                                                                  EXHIBIT "A"


                                 PROMISSORY NOTE


AMOUNT: P_________________             DATE: __________________



FOR VALUE RECEIVED, __________________________________ (the "BORROWER")
unconditionally promises to pay to METROPOLITAN BANK AND TRUST COMPANY (the "BANK") at its principal office in Metrobank Plaza, Sen Gil J. Puyat Avenue, Makati City, the principal sum of ___________________________________
(P______________) payable in ________ (__) quarterly consecutive installments, each of the ________ (__) installments being in the amount of __________________________ (P_______________), and the last installment in the amount of ___________________, (P______________), commencing on________________.

The BORROWER, further, promises to pay to the BANK, at the aforesaid office of the BANK, interest on the unpaid balance hereof, payable in arrears at the end of each INTEREST PERIOD as defined in the Loan Agreement (the "AGREEMENT") dated as of ______________, between the BORROWER and the BANK, from date hereof until paid in full, at the rate provided in the AGREEMENT.

This Note is the NOTE referred to, and is entitled to the benefits of, the AGREEMENT. In case an EVENT OF DEFAULT shall occur, the principal amount of, and accrued interest on, this NOTE may be declared due and payable in the manner and with the effect provided in the AGREEMENT, presentment, demand, protest or notice or any kind being expressly waived by the BORROWER.

Terms used herein and defined in the AGREEMENT shall have the same meaning ascribed to them therein, unless otherwise defined herein.

                             Borrower
                             By:


                             Name :
                             Title:


                             Name :
                             Title:

                                                                EXHIBIT "B"


                               NOTICE OF BORROWING


  Date:


METROPOLITAN BANK AND TRUST COMPANY
Metrobank Plaza, Sen. Gil J. Puyat Ave.
Makati City



Gentlemen:

     We hereby give notice, in accordance with Section 2.03 of our Loan Agreement dated as of _________________ (the "AGREEMENT") of our intent to borrow the amount of PhP_______________ on ___________________, or if that is not a BUSINESS DAY, on the next succeeding BUSINESS DAY.

     Kindly make available the proceeds of such borrowing by crediting the amount thereof to our Current Account No. __________ with you.

     Terms defined in the AGREEMENT bear the same meanings herein.


                             BORROWER


                             By:



                             Name :
                             Title:




                             Name :
                             Title:

                                                                  EXHIBIT "C"


                              BORROWING CERTIFICATE


Date:


METROPOLITAN BANK AND TRUST COMPANY
Metrobank Plaza, Sen. Gil J. Puyat Ave.
Makati City

Dear Sir:

_______________________________  (the "BORROWER") hereby certifies to you
(the "BANK")that as of the date hereof:

    (a) No event has occurred which constitutes or which, with the giving of notice or the lapse of time, or both, would constitute an EVENT OF DEFAULT under the Loan Agreement dated as of ________________ (the "AGREEMENT") between the BORROWER and the BANK except as disclosed in writing by the BORROWER;

    (b) All the representations and warranties of the BORROWER contained in
        Section 5 of the AGREEMENT are true and correct; and

    (c) All the following documents heretofore delivered by the BORROWER to the BANK shall continue in full force and effect:

            (i) Certified true copies of the Articles of Incorporation, By-Laws and other corporate rules of the BORROWER, and all resolutions, consents and authorizations necessary for the execution, delivery and performance of the AGREEMENT, the NOTE(S) and all relevant documents to be delivered thereunder;

            (ii) A certified true copy of the authorities and specimen signatures of the person/s who are authorized to execute the AGREEMENT, the NOTE(S) and such other documents as may be required thereunder; and

            (iii) Certified true copies of all governmental consents, approvals and authorizations necessary for the execution, delivery and performance of the AGREEMENT, the NOTE(S) and all relevant documents to be delivered thereunder

Terms defined in the AGREEMENT bear the same meanings herein.



                             Borrower

                             By:

                             Name :
                             Title:

                             Name :
                             Title:

                                                                 EXHIBIT "D"


                       OPINION OF COUNSEL TO THE BORROWER


Date:


METROPOLITAN BANK AND TRUST COMPANY
Metrobank Plaza, Sen. Gil J. Puyat Ave.
Makati City

Dear Sir:

This opinion is delivered to you in our capacity as legal counsel to, and at the request of ________________________________ (the "BORROWER") in connection with the Loan Agreement dated as of _____________ the ("AGREEMENT") between the BORROWER and you (the "BANK") upon the terms and conditions of which the BANK agreed to lend to the BORROWER the aggregate principal amount of ____________ ______________________ (PhP_____________), Philippine currency.

Terms used herein have the meanings ascribed to them in the AGREEMENT.

In connection therewith and in our capacity as legal counsel for the BORROWER, we have reviewed the pertinent laws, rules and regulations of the Republic of the Philippines, and examined the AGREEMENT and such documents, agreement, records and matters as we have considered necessary or desirable for the opinions hereafter expressed.

Based upon the foregoing, we are of the opinion that:

(a) The BORROWER is a corporation duly organized and validly existing under the laws of the Philippines, or is an entity qualified or registered to do business in every jurisdiction where such registration is necessary and has all the requisite power, authority and legal right to own its properties and assets and to carry on its business as now being conducted.

(b) The BORROWER has full power, authority and legal right to execute and deliver this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder, to perform its obligations hereunder, and has taken all necessary corporate and legal action to authorize the foregoing.

(c) This AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder will constitute the legal, valid and binding obligations of the BORROWER, enforceable in accordance with the terms hereof and thereof, and none of the provisions thereof, or any of the procedures contemplated by any of the provisions thereof, is in contravention of, or is illegal, void, voidable, prohibited or unenforceable under the laws of the Republic of the Philippines.

(d) The execution, delivery and performance of this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder do not and will not violate in any respect any provision of, or result in the breach of, or constitute a default under (i) any law, rule, regulation, order, writ, decree, determination or award of any governmental authority, agency or court presently in effect having application to the BORROWER, (ii) the Articles of Incorporation, By-Laws or other corporate rules of the BORROWER, or (iii) any agreement or other undertaking or instrument to which the BORROWER is a party or which purports to be binding upon it or its assigns.

(e) Except as disclosed in writing by the BORROWER, no default or EVENT OF DEFAULT has occurred or is continuing with respect to the BORROWER, its

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    PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES . The BORROWER,
    its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES is/are not in default in the payment or performance of any of its/their obligations or any of the covenants or conditions to be performed pursuant to the terms of any agreement, undertaking or instrument to which it/they is/are a party or by which it/they may be bound.

(f) All necessary consents, approvals and authorizations required in connection with the execution, delivery and performance by the BORROWER of this AGREEMENT, the NOTE(S) and all other relevant documents to be delivered hereunder or for the validity or enforceability hereof, have been obtained and are in full force and effect and true copies thereof delivered to the BANK prior to the relevant date of disbursement of the LOAN.

(g) There are no legal actions, suits or proceedings pending or, to the knowledge of the BORROWER, threatened (i) with respect to any of the transactions contemplated by this AGREEMENT, or (ii) against or affecting the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES and/or any of its/their properties or assets which, in the opinion of the BANK, could have a material adverse effect on the operation or financial condition of the BORROWER, its PARENT CORPORATION, its SUBSIDIARIES, and/or its AFFILIATES or impair the ability of the BORROWER to perform its obligations hereunder.

While this opinion is dated ___________________, you may rely on the correctness of the opinion expressed herein on and as of the date of BORROWING.



Very truly yours,